Exhibit 99.1

ELMS Selects Randy Marion Automotive Group as First Strategic Distribution Partner

•	Randy Marion Automotive Group (RMA), one of the largest commercial fleet dealers in the nation, nominated as ELMS’ first Strategic Distribution Partner for the Urban Delivery
•	RMA is expected to order 6,000 Urban Delivery EVs subject to the finalization of the commercial relationship
•	ELMS also partnering with RMA for testing with existing and potential RMA customers
•	The ELMS Urban Delivery is anticipated to be the first Class 1 commercial EV available in the U.S. market and is expected to offer fleets a lower total cost of ownership versus competing gas vehicles

Troy, MI. (May 19, 2021) – Electric Last Mile, Inc. (“ELMS” or “the Company”) today announced a new collaboration with Randy Marion Automotive Group’s commercial division (“RMA”) that selects RMA as the Company’s first Strategic Distribution Partner to help execute the launch of the Urban Delivery. By partnering with RMA, ELMS believes it can bring the anticipated first Class 1 commercial EV available in the U.S. market to fleet customers of all sizes and geographies across the country.

The agreement between ELMS and RMA, one of the nation’s largest commercial dealerships, also proposes to cover an order of 6,000 Urban Delivery vehicles subject to the finalization of the commercial relationship. This would represent a significant portion of ELMS’ initial launch volume through the first half of 2022 for RMA’s commercial fleet customers.

“Our fleet customers are seeking solutions that both address their sustainability goals and also drive their bottom line,” said Randy Marion, founder and CEO of RMA. “After presenting the Urban Delivery, the demand from our customers across the country has been overwhelming, and by working with ELMS, we expect we can deliver them the first Class 1 commercial EV in the U.S. market.”

“We are thrilled to have the opportunity to work with Randy Marion Automotive Group, one of the largest and most prominent commercial dealers in the country, to combine our anticipated first-to-market Class 1 commercial EV with an established commercial fleet customer network,” said James Taylor, co-founder and CEO of ELMS. “This is really a new and bold approach by Randy Marion to jump the curve on fleet electrification, and a strong validation of our differentiated business model and expected first mover advantage in the Class 1 commercial EV space.”

ELMS further announced that it is working with RMA and several of their long-term fleet customers and others across several industry verticals to initiate trials of the Urban Delivery vehicle. Customers that are scheduled to participate in testing include a California FedEx Delivery Service Provider, a regional plumbing services company, an east coast-based HVAC systems provider, a major university and a southeast produce distributor. ELMS plans to provide more details on customer testing in the near future.

With the Urban Delivery, ELMS is working to deliver fleets the most reliable and efficient last mile solutions, combining integrated deep data analytics, customization and sustainable engineering.

The ELMS Urban Delivery is anticipated to have approximately 150 miles of range and provide 170 cubic feet of cargo space, which is estimated to be approximately 34% more than the current leading gas model in the Class 1 commercial vehicle segment. The Urban Delivery is also expected to be offered at a net price of $25,000 based upon the presently available U.S. federal tax credit of $7,500, giving it a lower expected total cost of ownership compared to existing gas competitors. ELMS also expects to equip the Urban Delivery with a data and connectivity suite to maximize fleet efficiency and plans to customize vehicles through its integrated upfitting operations and partnerships.

In December 2020, ELMS announced its intention to merge with Forum Merger III Corporation (Nasdaq: FIII). Upon closing of the merger transaction, the combined company will be named Electric Last Mile Solutions, Inc. and the common stock of Electric Last Mile Solutions, Inc. is expected to be listed on the Nasdaq Capital Market under the new ticker symbol, “ELMS.” The merger is expected to close in the second quarter.

About Electric Last Mile, Inc.

ELMS is focused on redefining the last mile with efficient, connected and customizable solutions. ELMS’ first vehicle, the Urban Delivery, is anticipated to be the first class 1 electric vehicle in the U.S. market. The company is headquartered in Troy, Michigan. For more information, please visit www.electriclastmile.com or Twitter @ELMSolutions.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum Merger III Corporation’s (“Forum”) and ELMS’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELMS’s expectations with respect to future performance and anticipated financial impacts of the previously announced business combination of Forum and ELMS (the “business combination”), the satisfaction of the closing conditions to the business combination, the size, demands and growth potential of the markets for ELMS’s products and ELMS’s ability to serve those markets, ELMS’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELMS’s ability to attract and retain customers, the estimated go to market timing and cost for ELMS’s products, the implied valuation of ELMS and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the business combination or could otherwise cause the business combination to fail to close; (2) the inability of ELMS to consummate the Carveout Transaction (as defined below); (3) the outcome of any legal proceedings that may be instituted against Forum or ELMS following the announcement of the business combination; (4) the inability to complete the business combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the business combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the business combination; (7) the risk that the announcement and consummation of the business combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that ELMS may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement filed relating to the business combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELMS consider immaterial or which are unknown. Forum and ELMS caution that the foregoing list of factors is not exclusive. Forum and ELMS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELMS is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the business combination. The consummation of the business combination is subject to, among other conditions, (i) the effectiveness of certain agreements between ELMS and SF Motors, Inc. (d/b/a SERES) (“SERES”), (ii) the acquisition by ELMS of a leasehold interest in, or fee simple title to, the Indiana manufacturing facility prior to the business combination (provided that Forum has agreed that this condition will be waived upon delivery by ELMS of evidence of the mutual written agreement of ELMS and SERES as to the date and time of the transfer of possession of the facility to ELMS, which date and time shall be no later than two business days following the closing of the business combination), and (iii) the securing by ELMS of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELMS’s anticipated business assume the completion of the Carveout Transaction. Forum and ELMS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information About the Business Combination and Where to Find It

In connection with the business combination, Forum filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement with the SEC. Forum’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, when available, the definitive proxy statement, in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the business combination, because these documents contain important information about Forum, ELMS and the business combination. When available, the definitive proxy statement for the business combination will be mailed to stockholders of Forum as of a record date to be established for voting on the business combination. Forum’s stockholders may also obtain a copy of the preliminary proxy statement, any amendments thereto, and, once available, the definitive proxy statement, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the preliminary proxy statement, which was filed with the SEC, and will be set forth in the definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above. ELMS and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the preliminary proxy statement, which was filed with the SEC, and will be set forth in the definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

elms-svc@sardverb.com

IR@electriclastmile.com